Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name	State or Other Jurisdiction of Incorporation or Organization	Names Under Which Subsidiary Does Business
Pangu BioPharma Limited	Hong Kong	Pangu BioPharma Limited